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                                                                     EXHIBIT 3.1

                               State of Delaware
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                        KERYX BIOPHARMACEUTICALS, INC.


     KERYX BIOPHARMACEUTICALS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The Certificate of Incorporation for KERYX BIOPHARMACEUTICALS, INC. was filed in the Office of the Secretary of State of Delaware on October 22, 1998.

          2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation amends, restates and integrates the Certificate of Incorporation of this corporation.

          3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated and further amended to read in its entirety as follows:

                               State of Delaware
                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                              A Stock Corporation

 .    First:  The name of this corporation is KERYX BIOPHARMACEUTICALS, INC.

 .    Second: Its registered office in the State of Delaware is located at 1013
     Centre Road, City of Wilmington 19805, County of Now Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

 .    Third:  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

 .    Fourth: The total number of shares of stock which the corporation shall have the authority to issue is 40,000,000 shares of Common Stock with a par value of $ 0.001 per share and 5,000,000 shares of Common Stock, par value $0.001 per share.
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 .    Fifth:  The name and mailing address of the incorporator are as follows:

                    John S. Hoenigmann
                    Two World Trade Center
                    Suite 8746
                    New York, New York 10048

 .    Sixth: The corporation is to have perpetual existence.

 .    Seventh:  Wehnever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under section 291 of Title 8 of the Delaware Code or ont hte application of trustees in dissolution or of any receiver or receivers appointed for this corporation under section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of htis corporation, as the case may be, agree to any compromise or arrangement, and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class or creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

 .    Eighth: For the managment of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The managment of the business and hte conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other Bylaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of section 109 of the General Corporation Law of the the State of Delaware, and, after the corporation has received any payments for any of its stock, the power to adopt, amend, or repeal the Bylaws of the
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corporation may be exercised by the Board of Directors of the corporation;
provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial Bylaw or in a Bylaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth inthe certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding shares of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

 .    Ninth:  The personal liability of the directors of the corporatioin is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

 .    Tenth:  The corporation shall, to the fullest extend permitted by the provisions of section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnity under said section from and agains any and all of the expenses, liabilities, or other realtors referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under and Bylaw, agreement, vote of stockholders or disintegrated directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, adn administrators of such person.

 .    Eleventh:  From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repaired, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article Eleventh.